UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2026

NORTHFIELD BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

81 Main Street, Woodbridge, New Jersey 07095

(Address of principal executive offices) (Zip Code)

(301) 774-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion on July 20, 2026 of the previously announced merger between Columbia Financial, Inc., a Maryland corporation (“Columbia Financial”), and Northfield Bancorp, Inc., a Delaware corporation (“Northfield Bancorp”), pursuant to the Agreement and Plan of Merger, dated as of January 31, 2026 (the “Merger Agreement”), by and among Columbia Financial, Columbia Financial, Inc., a Delaware corporation and the mid-tier holding company for Columbia Bank, Columbia Bank MHC and Northfield Bancorp.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on the Closing Date, Northfield Bancorp merged with and into Columbia Financial (the “Merger”), with Columbia Financial continuing as the surviving corporation in the Merger. Immediately following the effective time of the Merger (the “Effective Time”), Northfield Bancorp’s wholly owned banking subsidiary, Northfield Bank, merged with and into Columbia Financial’s wholly owned banking subsidiary, Columbia Bank (the “Bank Merger”), with Columbia Bank continuing as the surviving bank in the Bank Merger.

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock of Northfield (“Northfield Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of the holder and subject to the proration and allocation procedures set forth in the Merger Agreement, either $14.25 in cash or 1.425 shares of common stock (the “Merger Exchange Ratio”), par value $0.01 per share, of Columbia Financial (“Columbia Financial Common Stock”), or a combination thereof (the “Merger Consideration”). Each holder of Northfield Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Columbia Financial Common Stock (after taking into account all shares held by such holder) will instead receive cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Northfield Common Stock was treated as follows:

Restricted Stock: Immediately prior to the Effective Time, each share of Northfield Common Stock subject to time-based vesting that was outstanding immediately prior to the Effective Time fully vested and was treated as an issued and outstanding share of Northfield Common Stock for purposes of the Merger Agreement.

Performance-Based Restricted Stock Units: Immediately prior to the Effective Time, each performance-vesting restricted stock unit award of Northfield Bancorp accelerated in full and fully vested, with any applicable performance-based vesting condition deemed achieved at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter, and was treated as an issued and outstanding share of Northfield Common Stock for purposes of the Merger Agreement.

Stock Options: Each option to purchase Northfield Common Stock (each, a “Northfield Option”) that was outstanding immediately prior to the Effective Time was cancelled and converted automatically into an option to purchase shares of Columbia Financial Common Stock, subject to the same terms and conditions as applied to the Northfield Option immediately prior to the Effective Time. The number of shares of Columbia Financial Common Stock subject to each assumed Northfield Option are equal to the number of shares of Northfield Common Stock subject to such Northfield Option immediately prior to the Effective Time, multiplied by the Merger Exchange Ratio, rounded down to the nearest whole share. The per share exercise price of each such Northfield Option was adjusted by dividing the per share exercise price of such Northfield Option by the Merger Exchange Ratio, rounded up to the nearest cent.

The foregoing description of the Merger, the Bank Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

The information set forth in the Introduction is incorporated herein by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2026, The NASDAQ Stock Market LLC (the “NASDAQ”) was notified that the Merger would be effective as of July 20, 2026, and it was requested that the NASDAQ (1) suspend trading of Northfield Common Stock, (2) withdraw Northfield Common Stock from listing on the NASDAQ following the closing of trading on July 20, 2026, and (3) file with the Securities and Exchange Commission (the “SEC”) a notification of delisting of Northfield Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Northfield Common Stock is no longer listed on the NASDAQ.

In furtherance of the foregoing, Columbia Financial, as successor to Northfield Bancorp, intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of Northfield Common Stock under Section 12(g) of the Exchange Act, and the corresponding immediate suspension of Northfield Bancorp’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable, and to cease filing any further periodic reports with respect to Northfield Bancorp as it no longer exists as a separate legal entity as a result of the Merger.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modifications to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each holder of Northfield Common Stock immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As set forth in Item 2.01 of this Current Report on Form 8-K, pursuant to the Merger Agreement, at the Effective Time, Northfield Bancorp was merged with and into Columbia Financial, with Columbia Financial surviving the Merger.

The information set forth in the Introduction and under Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Northfield Bancorp’s directors and executive officers ceased serving as directors and executive officers of Northfield Bancorp.

In addition, as of the Effective Time and in accordance with the Merger Agreement, the size of the Board of Directors of Columbia Financial and Columbia Bank was increased by four members, and the following individuals, each of whom was a member of the board of directors of Northfield Bancorp immediately prior to the Effective Time, were appointed to the board of directors of Columbia Financial and Columbia Bank: Steven M. Klein, John P. Connors, Jr., Timothy C. Harrison and Paul V. Stahlin. In addition, Steven M. Klein, the Chairman, President and Chief Executive Officer of Northfield Bancorp, was appointed as Senior Executive Vice President and Chief Operating Officer of Columbia Financial and Columbia Bank effective as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation.

At the Effective Time, the Certificate of Incorporation of Northfield Bancorp and the Bylaws of Northfield Bancorp, as amended, ceased to be in effect by operation of law, and the organizational documents of Columbia Financial (as successor to Northfield Bancorp by operation of law) remained the Articles of Incorporation of and the Bylaws of Columbia Financial, in each case as in effect as of immediately prior to the Effective Time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 31, 2026, by and among Columbia Financial, Inc. (a Maryland corporation), Columbia Financial, Inc. (a Delaware corporation), Columbia Bank MHC and Northfield Bancorp, Inc. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Columbia Financial, Inc. (a Delaware corporation) on February 2, 2026 (File No. 001-38456))*

104	Cover Page Interactive Data File (formatted as inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA FINANCIAL, INC., As successor by merger to NORTHFIELD BANCORP, INC.

By:	/s/ Dennis E. Gibney
Name:	Dennis E. Gibney
Title:	First Senior Executive Vice President, Chief Banking Officer

Date: July 22, 2026